SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 17, 1997 (June 24, 1997)

            PROFORMIX SYSTEMS, INC. f/k/a WHITESTONE INDUSTRIES, INC.
               (Exact name of Registrant as specified in charter)

      Delaware                       33-20432                   75-2228828
(State or other jurisdic-          (Commission                (IRS Employer
 tion of incorporation)            File Number)              Identification No.)

 19200 Von Karmen Avenue, Suite 550, Irvine, California   92715
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (510) 653-0883

________________________________________________________________________________
(Former Address)                            (Zip Code)

Items 1 and 2. Changes in Control of Registrant / Acquisition or Disposition of
               Asset

         On June 24, 1997, Proformix Systems, Inc. f/k/a Whitestone Industries, Inc. ("Registrant") entered into a stock exchange agreement (attached hereto as Exhibit 2) with Proformix, Inc., a Delaware corporation ("Proformix") and Royal Capital Incorporated ("Agreement"). Pursuant to the Agreement, the Registrant will seek to acquire all or substantially all of the issued and outstanding capital stock of Proformix in exchange for 3,151,335 post 137:1 reverse split shares (approximately 90% of the outstanding post-reverse split shares) of the Registrant's Common Stock. For every 3.4676 shares of Proformix common stock, Proformix shareholders will receive one share of the Registrant's Common Stock, and for every one share of Proformix Cumulative Preferred Stock the Registrant will exchange one share of its new Cumulative Preferred Stock. Pursuant to the Agreement (i) the current management of the Registrant will resign upon the satisfaction of certain conditions precedent and will be replaced by Proformix's management; and (ii) the Registrant changed its name from Whitestone Industries, Inc. to Proformix Systems, Inc.

Item 7.   Exhibits

2. The Stock Exchange Agreement between the Registrant, Proformix and Royal Capital Incorporated will be provided by amendment to this Current Report on Form 8-K.

99.1 It is currently impracticable for the Registrant to file the required financial statements for the acquisition described in Item 1 and 2 of this Current Report on Form 8-K. The Registrant intends to file such financial statements as soon as they are available by amending this Current Report.


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99.2 It is currently  impracticable  for the  Registrant  to file the  Pro-Forma condensed balance sheet and statement of income and explanatory notes, giving effect to the combined accounts of the Registrant and Proformix as required by the instructions to Form 8-K. The Registrant intends to file such Pro Forma financial statements as soon as they are available by amending this Current Report.


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

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 1997

                                            PROFORMIX SYSTEMS, INC.
                                            (Registrant)

                                            By: /s/ Donald R. Yu
                                                ----------------------------
                                                 Donald R. Yu, President


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